GOLDMAN SACHS & CO. | 85 BROAD STREET | NEW YORK, NEW YORK 10004 | TEL: 212-902-1000
To:	PG&E Corporation One Market Street Spear Tower Suite 2400 San Francisco, CA 94105
From:	Goldman, Sachs & Co.
Subject:	Accelerated Share Repurchase Transaction - VWAP Pricing (Non-Collared)
Ref. No:	As provided in the Supplemental Confirmation
Date:	November 16, 2005

This master confirmation ("Master Confirmation") dated as of November 16, 2005 is intended to supplement the terms and provisions of certain Transactions (each, a "Transaction") entered into from time to time between Goldman, Sachs & Co. ("GS&Co.") and PG&E Corporation ("Counterparty"). This Master Confirmation, taken alone, is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction. The terms of any particular Transaction shall be set forth in a Supplemental Confirmation in the form of Annex A, which references this Master Confirmation, in which event the terms and provisions of this Master Confirmation shall be deemed to be incorporated into and made a part of each such Supplemental Confirmation. This Master Confirmation and each Supplemental Confirmation together shall constitute a "Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "Equity Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Master Confirmation. This Master Confirmation and each Supplemental Confirmation evidences a complete binding agreement between Counterparty and GS&Co. as to the terms of each Transaction to which this Master Confirmation and the related Supplemental Confirmation relates.

This Master Confirmation and each Supplemental Confirmation, together with all other documents referring to the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form" or the "Agreement), confirming Transactions entered into between GS&Co. and Counterparty, shall supplement, form a part of, and be subject to the ISDA Form as if GS&Co. and Counterparty had executed the Agreement (but without any Schedule) except that the following elections and modifications shall be made: (i) the election of Loss and Second Method, New York law (without regard to conflicts of law principles) as the governing law and US Dollars ("USD") as the Termination Currency, (ii) the election that subparagraph (ii) of Section 2(c) will not apply to Transactions, (iii) the replacement of the word "third" in the last line of Section 5(a)(i) with the word "first", (iv) the election that the "Cross Default" provisions of Section 5(a)(vi) shall apply to Counterparty, with a "Threshold Amount" of USD 100 million, and (v) the replacement of clause (1) in Section 6(d)(i) with the clause "(1) showing in reasonable detail such calculations and specifying any amount payable under Section 6(e) (including, without limitation, providing all relevant quotations and assumptions and specifying the methodologies used in sufficient detail so as to enable the other party to replicate the calculation)". Further, for purposes of determining whether an Event of Default pursuant to Section 5(a)(vi) of the Agreement has occurred, notwithstanding anything to the contrary stated in that provision, clause (1) of Section 5(a)(vi) will apply only to Specified Indebtedness that is actually declared to be due and payable before it would otherwise be due and payable under the relevant agreement or instrument, and not to Specified Indebtedness that is merely "capable at such time of being declared" so due and payable.

All provisions contained in the Agreement shall govern this Master Confirmation and the related Supplemental Confirmation relating to a Transaction except as expressly modified herein or in the related Supplemental Confirmation. With respect to any relevant Transaction, the Agreement, this Master Confirmation and the related Supplemental Confirmation shall represent the entire agreement and understanding of the parties with respect to the subject matter and terms of such Transaction and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

If, in relation to any Transaction to which this Master Confirmation and related Supplemental Confirmation relate, there is any inconsistency between the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions that are incorporated into this Master Confirmation or any Supplemental Confirmation, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Agreement; and (iv) the Equity Definitions.

    Each Transaction constitutes a Share Forward Transaction for the purposes of the Equity Definitions. Set forth below are the terms and conditions which, together with the terms and conditions set forth in each Supplemental Confirmation (in respect of each relevant Transaction), shall govern each such Transaction.

    General Terms:

    Trade Date: For each Transaction, as set forth in the Supplemental Confirmation.

    Seller: Counterparty

    Buyer: GS&Co.

    Shares: Common Stock of Counterparty (Ticker: PCG)

    Number of Shares: For each Transaction, as set forth in the Supplemental Confirmation.

    Forward Price: For each Transaction, as set forth in the Supplemental Confirmation.

    Prepayment: Not Applicable

    Variable Obligation: Not Applicable

    Exchange: New York Stock Exchange

    Related Exchange(s): All Exchanges

    Market Disruption Event: The definition of "Market Disruption Event" in Section 6.3(a) of the Equity Definitions is hereby amended by inserting the words "at any time on any Scheduled Trading Day during the Valuation Period or" after the word "material," in the third line thereof.

    Valuation:

    Valuation Period: Each Scheduled Trading Day during the period commencing on and including the Valuation Period Start Date to and including the Valuation Date (but excluding any day(s) on which the Valuation Period is suspended in accordance with Section 5 herein and including any day(s) by which the Valuation Period is extended pursuant to the provision below).

    Notwithstanding anything to the contrary in the Equity Definitions, to the extent that any Scheduled Trading Day in the Valuation Period is a Disrupted Day, the Valuation Date shall be postponed and the Calculation Agent in its sole discretion shall extend the Valuation Period and make adjustments to the weighting of each Relevant Price for purposes of determining the Settlement Price, with such adjustments based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares. To the extent that there are 9 consecutive Disrupted Days during the Valuation Period, then notwithstanding the occurrence of a Disrupted Day, the Calculation Agent shall have the option in its sole discretion to either determine the Relevant Price using its good faith estimate of the value for the Share on such 9th consecutive Disrupted Day or elect to further extend the Valuation Period as it deems necessary or appropriate.

    Valuation Period Start Date: For each Transaction, as set forth in the Supplemental Confirmation.

    Valuation Date: For each Transaction, as set forth in the Supplemental Confirmation (as the same may be postponed in accordance with the provisions of "Valuation Period" and Section 5 herein).

    Settlement Terms:

    Settlement Currency: USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent).

    Settlement Method Election: Applicable; provided that Section 7.1 of the Equity Definitions is hereby amended by deleting the word "Physical" in the sixth line thereof and replacing it with the words "Net Share" and deleting the word "Physical" in the last line thereof and replacing it with the word "Cash".

    Electing Party: Counterparty

    Settlement Method Election Date: 10 Scheduled Trading Days prior to the originally scheduled Valuation Date.

    Default Settlement Method: Cash Settlement

    Forward Cash Settlement Amount: An amount in the Settlement Currency equal to the product of (a) the Number of Shares multiplied by (b) an amount equal to (i) the Settlement Price minus (ii) the Forward Price.

    Settlement Price: The arithmetic mean of the Relevant Prices of the Shares for each Exchange Business Day in the Valuation Period.

    Relevant Price: The New York 10b-18 Volume Weighted Average Price per share of the Shares for the regular trading session (including any extensions thereof) of the Exchange on the related Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session) as published by Bloomberg at 4:15 p.m. New York time on such date.

    Cash Settlement Payment Date: 3 Currency Business Days after the Valuation Date.

    Counterparty's Contact Details

    for Purpose of Giving Notice: Nicholas Bijur

    Assistant Treasurer

    PG&E Corporation

    One Market Street, Spear Tower

    Suite 2400

    San Francisco, CA 94105

    Telephone No.: (415) 817-8199

    Facsimile No.: (415) 267-7265

    With a copy to:

    Gary Encinas

    Chief Counsel-Corporate

    PG&E Corporation

    One Market Street, Spear Tower

    Suite 2400

    San Francisco, CA 94105

    Telephone No.: (415) 817-8201

    Facsimile No.: (415) 817-8225

    GS&Co.'s Contact Details for

    Purpose of Giving Notice: Telephone No.: (212) 902-8996

    Facsimile No.: (212) 902-0112

    Attention: Equity Operations: Options and Derivatives

    With a copy to:

    Kelly Coffey

    Equity Capital Markets

    One New York Plaza

    New York, NY 10004

    Telephone No.: (212) 902-1037

    Facsimile No.: (212) 346-2126

    Net Share Settlement:

    Net Share Settlement Procedures: Net Share Settlement shall be made in accordance with the procedures attached hereto as Annex B.

    Net Share Settlement Price: The Net Share Settlement Price shall be the price per Share as of the Valuation Time on the Net Share Valuation Date as reported in the official real-time price dissemination mechanism for the Exchange. In the event Counterparty owes GS&Co. any amount, the Net Share Settlement Price shall be reduced by the per Share amount of the underwriting discount and/or commissions agreed to pursuant to the registration agreement contemplated by Annex B.

    Valuation Time: As provided in Section 6.1 of the Equity Definitions; provided that Section 6.1 of the Equity Definitions is hereby amended by inserting the words "Net Share," before the words "Valuation Date" in the first and third lines thereof.

    Net Share Valuation Date: The Exchange Business Day immediately following the Valuation Date.

    Net Share Settlement Date: The third Exchange Business Day immediately following the Valuation Date.

    Reserved Shares: For each Transaction, as set forth in the Supplemental Confirmation.

    Fixed, Floating and Counterparty

    Additional Payment Amounts Payable:

    Floating Amount Payable by GS&Co.:

    Floating Amount Payment Date: The Cash Settlement Payment Date

    Floating Amount: For each Transaction, an amount equal to the sum of the applicable Federal Funds Rate multiplied by (i) the Daily Notional Amount multiplied by (ii) 1/360 for each day from and including the Floating Amount Accrual Date to and including the Valuation Date.

    Floating Amount Accrual Date: Trade Date

    Federal Funds Rate: For any date of determination, the "Fed Funds Open Rate," which shall be the interest rate reported on Bloomberg under the symbol "FEDSOPEN <index>" on such date. For the avoidance of doubt, for any day which is not a Currency Business Day the "Federal Funds Open Rate" for the immediately preceding Currency Business Day shall apply.

    Daily Notional Amount: Commencing with the Floating Amount Accrual Date, for any date of determination, the Daily Notional Amount shall be an amount equal to the product of the Initial Notional Amount (as set forth in the Supplemental Confirmation) multiplied by a fraction with a numerator equal to the Originally Scheduled Number of Scheduled Trading Days in the Valuation Period minus the number of Exchange Business Days in the Valuation Period that have elapsed (other than any days during which the Valuation Period is suspended pursuant to Section 5 herein) as of such date of determination and a denominator equal to the Originally Scheduled Number of Scheduled Trading Days in the Valuation Period (such fraction, the "Remaining Percentage").

    To the extent that the Valuation Period is extended pursuant to the terms of this Master Confirmation, the Calculation Agent shall adjust the Daily Notional Amount commencing with the first Exchange Business Day after such extension (the "Valuation Period Extension Date"). The notional amount deemed to be remaining at the end of the Exchange Business Day before the Valuation Period Extension Date (the "Remaining Notional Value") shall be the Initial Notional Value multiplied by the Remaining Percentage at the end of such day. Commencing with the Valuation Period Extension Date, for any date of determination, the Daily Notional Amount shall be equal to the product of the Remaining Notional Value multiplied by a fraction with (a) a numerator equal to (i) the number of Scheduled Trading Days remaining from and including the Valuation Period Extension Date to the Valuation Date after extension (the "Remaining Scheduled Trading Days") minus (ii) the number of Exchange Business Days in the Valuation Period after extension from and including the Valuation Period Extension Date that have elapsed (other than any days during which the Valuation Period after extension is suspended pursuant to Section 5 herein) as of such date of determination and (b) a denominator equal to the Remaining Scheduled Trading Days.

    Fixed Amount Payable by Counterparty:

    Fixed Amount Payment Date: The Cash Settlement Payment Date

    Fixed Amount: For each Transaction, an amount equal to the sum of (I) the applicable Daily Additional Spread multiplied by (i) the Daily Notional Amount multiplied by (ii) 1/360 for each day from and including the Floating Amount Accrual Date to and including the Valuation Date plus (II) the applicable Fixed Rate multiplied by (i)  the Notional Amount multiplied by (ii) 1/360 for each day from and including the Floating Amount Accrual Date to and including the Valuation Date.

    Fixed Rate: For each Transaction, as set forth in the Supplemental Confirmation.

    Daily Additional Spread: The Daily Additional Spread shall be 25 basis points.

    Notional Amount: For any date of determination, 105% of the Daily Notional Amount.

    Counterparty Additional Amount

    Payable by Company:

    Counterparty Additional For each Transaction, as set forth in the Supplemental

    Payment Amount: Confirmation.

    Counterparty Additional

    Payment Date: The Cash Settlement Payment Date.

    Settlement Terms for Fixed Amount, Floating

    Amount and Counterparty Additional

    Payment Amount:

    Settlement Currency: USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent).

    Settlement Method Election: Applicable; provided that Section 7.1 of the Equity Definitions is hereby amended by deleting the word "Physical" in the sixth line thereof and replacing it with the words "Net Share" and deleting the word "Physical" in the last line thereof and replacing it with the word "Cash".

    Electing Party: Counterparty

    Settlement Method Election Date: 10 Scheduled Trading Days prior to the originally scheduled Valuation Date.

    Default Settlement Method: Cash Settlement

    Share Adjustments:

    Method of Adjustment: Calculation Agent Adjustment

    Extraordinary Events:

    Consequences of Merger Events: Subject to Section 7(b) of the Master Confirmation:

    (a) Share-for-Share: Modified Calculation Agent Adjustment

    (b) Share-for-Other: Cancellation and Payment on that portion of the Other Consideration that consists of cash; Modified Calculation Agent Adjustment on the remainder of the Other Consideration.

    (c) Share-for-Combined: Component Adjustment

    Determining Party: GS&Co.

    Tender Offer: Applicable

    Consequences of Tender Offers: Subject to Section 7(b) of the Master Confirmation:

    (a) Share-for-Share: Modified Calculation Agent Adjustment

    (b) Share-for-Other: Cancellation and Payment on that portion of the Other Consideration that consists of cash; Modified Calculation Agent Adjustment on the remainder of the Other Consideration.

    (c) Share-for-Combined: Component Adjustment

    Determining Party: GS&Co.

    Nationalization, Insolvency or Delisting: Subject to Section 7(a) of this Master Confirmation, Negotiated Close-out; provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange or The NASDAQ National Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

    Additional Disruption Events:

    (a) Change in Law: Applicable; provided that Section 12.9(a)(ii)(Y) of the Equity Definitions is hereby deleted.

    (b) Failure to Deliver: Not Applicable

    (c) Insolvency Filing: Applicable

    (d) Loss of Stock Borrow: Applicable; provided that Loss of Stock Borrow shall not constitute an Additional Disruption Event so long as Counterparty agrees to pay the Hedging Party the amount by which the stock loan rate necessary to maintain a borrowing of Shares by GS&Co. ("Hedge Position") in connection with the Transaction exceeds the Maximum Stock Loan Rate.

    Maximum Stock Loan Rate: 30 basis points

    (e) Hedging Disruption: Not Applicable

    (f) Increased Cost of Hedging: Not Applicable

    (g) Increased Cost of Stock Borrow: Not Applicable

    Hedging Party: GS&Co.

    Determining Party: GS&Co.

    Non-Reliance: Applicable

    Agreements and Acknowledgements

    Regarding Hedging Activities: Applicable

    Additional Acknowledgements: Applicable

    Net Share Settlement following

    Extraordinary Event: Counterparty shall have the right, in its sole discretion, to elect that any payment required to be made pursuant to Sections 12.7 or 12.9 of the Equity Definitions (except with respect to any portion of the consideration for the Shares consisting of cash in the event of a Merger Event or Tender Offer) following the occurrence of an Extraordinary Event by Net Share Settlement of the Transactions under this Master Confirmation in accordance with the terms, and subject to the conditions, for Net Share Settlement herein by giving written notice to GS&Co. of such election on the day that the notice fixing the date that the Transactions are terminated or cancelled, as the case may be (the "Cancellation Date"), pursuant to the applicable provisions of Section 12 of the Equity Definitions is effective. If Counterparty elects Net Share Settlement: (a) the Net Share Valuation Date shall be the date specified in the notice fixing the date that the Transactions are terminated or cancelled, as the case may be; provided that the Net Share Valuation Date shall be either the Exchange Business Day that such notice is effective or the first Exchange Business Day immediately following the Exchange Business Day that such notice is effective, (b) the Net Share Settlement Date shall be deemed to be the Exchange Business Day immediately following the Cancellation Date and (c) all references to the Forward Cash Settlement Amount, the Fixed Amount, the Floating Rate Amount and the Counterparty Additional Payment Amount, as the case may be, in Annex B hereto shall be deemed to be references to the Cancellation Amount. The definition of "Cancellation Amount" in Section 12.8 of the Equity Definitions is hereby amended by inserting the following paragraph: "(h) The Determining Party shall show the other party in reasonable detail its calculation of the Cancellation Amount, including without limitation providing all relevant quotations and assumptions and specifying the methodologies used in sufficient detail so as to enable the other party to replicate the calculation".

    Net Share Settlement Upon Early Termination: Counterparty shall have the right, in its sole discretion, to elect that any payment required to be made (the "Early Termination Amount") pursuant to Sections 6(d) and 6(e) of the Agreement following the occurrence of an Early Termination Date in respect of the Agreement by Net Share Settlement of all the Transactions under this Master Confirmation in accordance with the terms, and subject to the conditions, for Net Share Settlement herein by giving written notice to GS&Co. of such election on the day that the notice fixing an Early Termination Date is effective. If Counterparty elects Net Share Settlement: (a) the Net Share Valuation Date shall be the datespecified in the notice fixing an Early Termination Date; provided that the Net Share Valuation Date shall be either the Exchange Business Day that such notice is effective or the first Exchange Business Day immediately following the Exchange Business Day that such notice is effective, (b) the Net Share Settlement Date shall be deemed to be the Exchange Business Day immediately following the Early

    Termination Date (except for an Early Termination as a result of Section 7(d), in which event the Net Share Settlement Date shall be deemed to be the tenth Exchange Business Day following the Early Termination Date) and (c) all references to Forward Cash Settlement Amount, the Fixed Amount, the Floating Rate Amount and the Counterparty Additional Payment Amount, as the case may be, in Annex B hereto shall be deemed references to the Early Termination Amount.

    Transfer: Notwithstanding anything to the contrary in the Agreement, GS&Co. may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of GS&Co. under any Transaction, in whole or in part, to an affiliate of GS&Co. that is fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. without the consent of Counterparty, provided that Counterparty is not required to make a payment to GS&Co. in respect of an Indemnifiable Tax as a result of such transfer.

    GS&Co. Payment Instructions: Chase Manhattan Bank New York
    For A/C Goldman, Sachs & Co.
    A/C # 930-1-011483
    ABA: 021-000021

    Counterparty Payment Instructions: PG&E Corporation Master Account No. 099023
    Mellon Trust of New England, N.A.

    Boston, MA
    ABA Routing No: 011001234

    Calculation Agent: GS&Co.

    Representations, Warranties and Covenants of GS&Co. and Counterparty.

        Each party represents and warrants that it (i) is an "eligible contract participant", as defined in the U.S. Commodity Exchange Act, as amended and (ii) is entering into each Transaction hereunder as principal (and not as agent or in any other capacity, fiduciary or otherwise) and not for the benefit of any third party.

        Each party acknowledges that the offer and sale of each Share Forward Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder ("Regulation D"); and this acknowledgement shall not be deemed to extend to Settlement Shares or Early Settlement Shares. Accordingly, each party represents and warrants to the other that (i) it has the financial ability to bear the economic risk of its investment in each Share Forward Transaction and is able to bear a total loss of its investment, (ii) it is an "accredited investor" as that term is defined under Regulation D, (iii) it will purchase each Share Forward Transaction for investment and not with a view to the distribution or resale thereof, and (iv) the disposition of each Share Forward Transaction is restricted under this Master Confirmation and each Supplemental Confirmation, the Securities Act and state securities laws.

    Additional Representations, Warranties and Covenants of Counterparty.

As of the date hereof and the date of each Supplemental Confirmation, Counterparty represents, warrants and covenants to GS&Co. that:

        the purchase or writing of each Transaction will not violate Rule 13e-1 or Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        it is not entering into any Transaction on the basis of, and is not aware of, any material non-public information with respect to the Shares or in anticipation of, in connection with, or to facilitate, a distribution of its securities, a self tender offer or a third-party tender offer;

        it is not entering into any Transaction to create, and will not engage in any other securities or derivative transaction to create, a false or misleading appearance of active trading or market activity in the Shares (or any security convertible into or exchangeable for the Shares), or which would otherwise violate the Exchange Act;

        Counterparty is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

        each Transaction is being entered into pursuant to a publicly disclosed Share buy-back program and its Board of Directors has approved the use of the Transaction to effect the Share buy-back program;

        notwithstanding the generality of Section 13.1 of the Equity Definitions, GS&Co. is not making any representations or warranties with respect to the treatment of any Transaction under FASB Statements 149 or 150, EITF 00-19 (or any successor issue statements) or under FASB's Liabilities & Equity Project;

        it has not, and during any Valuation Period (as extended pursuant to the provisions of Section  5 and "Valuation Period" herein) it will not, enter into agreements similar to the Transactions described herein except with GS&Co. or an entity affiliated with GS&Co. where the valuation period in such other transaction will overlap at any time (including as a result of extensions in such valuation period as provided in the relevant agreements) with any Valuation Period (as extended pursuant to the provisions of Section 5 and "Valuation Period" herein) under this Master Confirmation. In the event that the valuation period in any other similar transaction with an entity other than GS&Co. or an entity affiliated with GS&Co. overlaps with any Valuation Period under this Master Confirmation as a result of any extension made pursuant to the provisions of Section 5 and "Valuation Period" herein, Counterparty shall promptly amend such transaction to avoid any such overlap; and

        it shall report each Transaction as required under the Exchange Act and the regulations promulgated thereunder.

    Suspension of Valuation Period; Extension of Valuation Period.

        If Counterparty concludes that it will be engaged in a distribution of the Shares for purposes of Regulation M promulgated under the Exchange Act ("Regulation M"), Counterparty agrees that it will, on one Scheduled Trading Day's written notice, direct GS&Co. not to purchase Shares in connection with hedging any Transaction during the "restricted period" (as defined in Regulation M). If on any Scheduled Trading Day Counterparty delivers written notice (and confirms by telephone) by 8:30 a.m. New York Time (the "Notification Time"), then such notice shall be effective to suspend the Valuation Period as of such Notification Time. In the event that Counterparty delivers notice and/or confirms by telephone after the Notification Time, then the Valuation Period shall be suspended effective as of 8:30 a.m. New York Time on the following Scheduled Trading Day or as otherwise required by law or agreed between Counterparty and GS&Co. The Valuation Period shall be suspended and the Valuation Date extended for each Scheduled Trading Day in such restricted period.

        In the event that GS&Co. concludes, in its reasonable discretion, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by GS&Co.) for it to refrain from purchasing Shares on any Scheduled Trading Day during the Valuation Period, GS&Co. may by written notice to Counterparty elect to suspend the Valuation Period for such number of Scheduled Trading Days as is specified in the notice. The notice shall not specify, and GS&Co. shall not otherwise communicate to Counterparty, the reason for GS&Co.'s election to suspend the Valuation Period. The Valuation Period shall be suspended and the Valuation Date extended for each Scheduled Trading Day occurring during any such suspension.

        In the event that the Valuation Period is suspended pursuant to Sections 5(a) or (b) above during the regular trading session on the Exchange then the Calculation Agent in its sole discretion shall, in calculating the Forward Cash Settlement Amount, extend the Valuation Period and make adjustments to the weighting of each Relevant Price for purposes of determining the Settlement Price, with such adjustments based on, among other factors, the duration of any such suspension and the volume, historical trading patterns and price of the Shares.

        On the first Exchange Business Day of each calendar week during the Valuation Period, to the extent that the Number of Daily Reference Shares exceeds 25% of the ADTV (as defined in Rule 10b-18 under the Exchange Act ("Rule 10b-18")) for the Shares on such day, the Calculation Agent will (i) adjust the Number of Daily Reference Shares to equal an amount equal to 15% of ADTV for the Shares determined and effective on such Exchange Business Day and (ii) deem the remaining Scheduled Trading Days in the Valuation Period to be equal to the Remaining Number of Shares divided by the Number of Daily Reference Shares (after giving effect to any adjustments pursuant to (i) above), rounded up to the nearest whole number.

"Number of Daily Reference Shares" means, for each Transaction, initially the Initial Number of Daily Reference Shares (as set forth in the Supplemental Confirmation) and thereafter as may be adjusted in accordance with this Section 5(d); provided that on the first Exchange Business Day of the fifth calendar week following any such adjustment the Number of Daily Reference Shares shall equal the lesser of (i) the Initial Number of Daily Reference Shares and (ii) 15% of the ADTV of the Shares determined on such Exchange Business Day.

"Remaining Number of Shares" means, for each Transaction and as of any date of determination, a number of Shares equal to (i) the Number of Shares minus (ii) the sum of, for each Exchange Business Day in the Valuation Period up to and including such date, the Number of Shares divided by the total number of Exchange Business Days in the Valuation Period (the "Daily Amount"). The Daily Amount will be deemed to be zero for each day on which the Valuation Period is suspended in accordance with Sections 5(a) and (b) hereof. In the event that the Valuation Period is extended pursuant to the terms of this Master Confirmation, the Calculation Agent may make corresponding adjustments to the amount of the Remaining Number of Shares.

    Counterparty Purchases. Counterparty represents, warrants and covenants to GS&Co. that for each Transaction:

        Counterparty (or any "affiliated purchaser" as defined in Rule 10b-18) shall not, purchase any Shares, listed contracts on the Shares or securities that are convertible into, or exchangeable or exercisable for Shares (including, without limitation, any Rule 10b-18 purchases of blocks (as defined in Rule 10b-18)) during any Valuation Period (as extended pursuant to the provisions of Section 5 and "Valuation Period" herein) except for purchases through GS&Co. or an entity affiliated with GS&Co., or if not through GS&Co., with the prior written consent of GS&Co., and in compliance with Rule 10b-18 or otherwise in a manner that Counterparty and GS&Co. believe is in compliance with applicable requirements and except for purchases in connection with management compensation plans or other employee benefit arrangements and except for purchases of Counterparty's 9.50% Convertible Subordinated Notes due 2010, provided such purchases are made in compliance with any applicable legal regulatory or self-regulatory requirements or related policies and procedures (whether such requirements, policies or procedures are imposed by law or have been voluntarily adopted by GS&Co. for uniform application to all such purchases). Any such purchase by Counterparty shall be disregarded for purposes of determining the Forward Cash Settlement Amount. To the extent that Counterparty makes any such purchase other than through GS&Co., or other than in connection with any Transaction, Counterparty hereby represents and warrants to GS&Co. that (a) it will not take other action that would or could cause GS&Co.'s purchases of the Shares during the Valuation Period not to comply with Rule 10b-18 and (b) any such purchases will not otherwise constitute a violation of Section 9(a) or Rule 10(b) of the Exchange Act. This subparagraph (a) shall not restrict any purchases by Counterparty of Shares effected during any suspension of any Valuation Period in accordance with Section 5 herein and any purchases during such suspension shall be disregarded in calculating the Forward Cash Settlement Amount; and for the avoidance of doubt, this subparagraph (a) shall not restrict any holders of outstanding securities of Counterparty from exercising or converting such securities to Shares; and

        Counterparty is entering into this Master Confirmation and each Transaction hereunder in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act ("Rule 10b5-1"). It is the intent of the parties that each Transaction entered into under this Master Confirmation comply with the requirements of Rule 10b5-1(c)(1)(i)(A) and (B) and each Transaction entered into under this Master Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c). Counterparty will not seek to control or influence GS&Co. to make "purchases or sales" (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under any Transaction entered into under this Master Confirmation, including, without limitation, GS&Co.'s decision to enter into any hedging transactions. Counterparty represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1.

    Additional Termination Events. Additional Termination Events will apply under Section 5(b)(v) of the Agreement. The following will constitute Additional Termination Events, in each case with Counterparty as the sole Affected Party:

    (a) Notwithstanding anything to the contrary in the Equity Definitions, the occurrence of a Nationalization, Insolvency or a Delisting (in each case effective on the Announcement Date as determined by the Calculation Agent);

    (b) Notwithstanding anything to the contrary in the Equity Definitions, the occurrence of a Merger Event (effective on the Merger Date) or a Tender Offer (effective on the Tender Offer Date) in respect of which any Other Consideration received for the Shares does not consist of cash. For the avoidance of doubt, in the event that any portion of the consideration received for the Shares consists of cash or New Shares, this Additional Termination Event shall only apply with respect to all or any Transaction(s) (or portions thereof) remaining after giving effect to the provisions in "Consequences of Merger Events" or "Consequences of Tender Offers", as the case may be, above;

    (c) [reserved]; or

    (d) Notwithstanding anything to the contrary in the Equity Definitions, one day prior to the ex-dividend date in respect of any Extraordinary Dividend (as specified in the Supplemental Confirmation) by the Issuer; provided that in the event that GS&Co. and Counterparty enter into a mutually acceptable new transaction (using their good faith and commercially reasonable efforts) on or prior to one day prior to the ex-dividend date in respect of the Extraordinary Dividend, the amounts determined pursuant to Section 6(e) of the Agreement or otherwise to be owed by Counterparty and GS&Co. with respect to the Affected Transaction(s) shall be deemed to be only the amounts that would otherwise be owed hereunder in respect of the Forward Cash Settlement Amount (the "Termination Forward Settlement Amount"), the Floating Amount (the "Termination Floating Amount"), the Fixed Amount (the "Termination Fixed Amount") and the Counterparty Additional Payment Amount if the Early Termination Date were the Cash Settlement Payment Date, and shall be payable in cash or (in the case of Counterparty) by Net Share Settlement or a combination of the two. In the event that an Early Termination Date would otherwise occur pursuant to this clause 7(d) while Counterparty is in possession of, or is aware of, material, non-public information, the Early Termination Date shall not be deemed to occur until the day after the day on which Counterparty is not in possession of, and is not aware of, material non-public information so long as, if, at Counterparty's option, on or prior to one day prior to the ex-dividend date for such Extraordinary Dividend, Counterparty agrees to pay GS&Co. no later than the earlier of the entry into the new transaction or the dividend payment date for such Extraordinary Dividend, a fixed amount in cash or by Net Share Settlement or a combination of the two, that shall be determined in good faith by GS&Co. as having a value equal to (i) the amount per share of such Extraordinary Dividend multiplied by (ii) the actual number of Shares that will remain borrowed by GS&Co. in connection with any Hedge Positions related to the Transaction as of such ex-dividend date. If Counterparty does not so agree on or prior to one day prior to the ex-dividend date for such Extraordinary Dividend, the Early Termination Date shall occur at the close of business on the Exchange Business Day that is one day prior to the ex-dividend date. For purposes of this Section 7(d): the Termination Forward Settlement Amount shall mean an amount in Settlement Currency equal to the product of (a) the Termination Trading Days multiplied by the Initial Number of Daily Reference Shares multiplied by (b) an amount equal to (i) the Termination Settlement Price minus (ii) the Forward Price; the Termination Floating Amount shall mean an amount equal to the sum of the applicable Federal Funds Rate multiplied by (i) the Daily Notional Amount multiplied by (ii) 1/360 for each day from and including the Floating Amount Accrual Date to but excluding the Early Termination Date; and the Termination Fixed Amount shall mean an amount equal to the sum of (I) the applicable Daily Additional Spread multiplied by (i) the Daily Notional Amount multiplied by (ii) 1/360 for each day from and including the Floating Amount Accrual Date to but excluding the Early Termination Date plus (II) an amount equal to the sum of the applicable Fixed Rate multiplied by (i)  the Notional Amount multiplied by (ii) 1/360 for each day from and including the Floating Amount Accrual Date to but excluding the Early Termination Date. Also for purposes of this Section 7(d): "Termination Trading Days" shall mean the number of Exchange Business Days (excluding any day(s) on which the Valuation Period was suspended in accordance with Section 5 herein or as a result of any Scheduled Trading Day being a Disrupted Day) from and including the Valuation Period Start Date to and including the Early Termination Date; "Termination Valuation Period" shall mean the Exchange Business Days during the period commencing on and including the Valuation Period Start Date to and including the Early Termination Date (but excluding any day(s) on which the Valuation Period was suspended in accordance with Section 5 herein or as a result of any Scheduled Trading Day being a Disrupted Day and including any day(s) by which the Valuation Period was extended pursuant to the provision below); and the "Termination Settlement Price" shall mean the arithmetic mean of the Relevant Prices of the Shares for each Exchange Business Day in the Termination Valuation Period.

    Automatic Termination Provisions. Notwithstanding anything to the contrary in Section 6 of the Agreement:

        An Additional Termination Event with Counterparty as the sole Affected Party will automatically occur without any notice or action by GS&Co. or Counterparty if the price of the Shares on the Exchange at any time falls below the Termination Price (as specified in the related Supplemental Confirmation) provided that (for the avoidance of doubt only) such Additional Termination Event shall be an Additional Termination Event only with respect to the Transaction documented in such related Supplemental Confirmation. The Exchange Business Day that the price of the Shares on the Exchange at any time falls below the Termination Price will be the "Early Termination Date" for purposes of the Agreement.

        Notwithstanding anything to the contrary in Section 6(d) of the Agreement, following the occurrence of such an Additional Termination Event, GS&Co. will notify Counterparty of the amount owing under Section 6(e) of the Agreement within a commercially reasonable time period (with such period based upon the amount of time, determined by GS&Co. (or any of its Affiliates) in its reasonable discretion, that it would take to unwind any of its Hedge Position(s) related to the Transaction in a commercially reasonable manner based on relevant market indicia). For purposes of the "Net Share Settlement Upon Early Termination" provisions herein, (i) the date that such notice is effective (the "Notice Date") shall constitute the "Net Share Valuation Date", (ii) the Exchange Business Day immediately following the Notice Date shall be the Net Share Settlement Date and (iii) all references to the Forward Cash Amount or the Fixed Amount in Annex B hereto shall be deemed to be the Early Termination Amount. For the avoidance of doubt, Hedge Position shall only mean any purchase, sale, entry into or maintenance of one or more stock borrowing transactions by GS&Co. or its Affiliates in respect of the Shares in connection with this Transaction and, notwithstanding the forgoing portions of this paragraph and Sections 6(d) and (e) of the Agreement, Counterparty shall be entitled to satisfy the Hedge Position by delivery of the Number of Early Settlement Shares as defined in and pursuant to the provisions of Section 10.

    Special Provisions for Merger Events. Notwithstanding anything to the contrary herein or in the Equity Definitions, to the extent that an Announcement Date for a potential Merger Transaction occurs during any Valuation Period:

        Promptly after request from GS&Co., Counterparty shall provide GS&Co. with written notice specifying (i) Counterparty's average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the Announcement Date that were not effected through GS&Co. or its affiliates and (ii) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding the Announcement Date. Such written notice shall be deemed to be a certification by Counterparty to GS&Co. that such information is true and correct. Counterparty understands that GS&Co. will use this information in calculating the trading volume for purposes of Rule 10b-18; and

        GS&Co. in its sole discretion may (i) make adjustments to the terms of any Transaction, including, without limitation, the Valuation Date and the Number of Shares to account for the number of Shares that could be purchased on each day during the Valuation Period in compliance with Rule 10b-18 following the Announcement Date or (ii) treat the occurrence of the Announcement Date as an Additional Termination Event with Counterparty as the sole Affected Party.

"Merger Transaction" means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

    Special Settlement Following Early Termination and Extraordinary Events. Notwithstanding anything to the contrary in this Master Confirmation or any Supplemental Confirmation hereunder, in the event that an Extraordinary Event under Article 12 of the Equity Definitions occurs or an Early Termination Date under Section 6 of the Agreement occurs or is designated with respect to any Transaction (each an "Affected Transaction"), then either party may elect, by notice to the other party, to have Counterparty deliver the Number of Early Settlement Shares to GS&Co. on the date that such notice is effective (provided that GS&Co. determines in its good faith sole discretion that such delivery is in compliance with any legal, regulatory or self-regulatory requirements or related policies and procedures), except for a termination as a result of Section 7(d), in which event the date of delivery shall be the tenth Business Day thereafter. To the extent that Counterparty elects to deliver Shares to GS&Co. accompanied by an effective Registration Statement (satisfactory to GS&Co. in its reasonable discretion) covering such Early Settlement Shares, Counterparty must be in compliance with the conditions specified in (iii) though (ix) in Annex B hereto at the time of such delivery. If Counterparty elects to deliver Unregistered Shares (as defined in Annex B) to GS&Co., Counterparty and GS&Co. will negotiate in good faith on acceptable procedures and documentation relating to the sale of such Unregistered Shares.

    "Number of Early Settlement Shares" means a number of Shares based on the Hedge Positions of GS&Co. or any of its Affiliates with respect to each Affected Transaction under this Master Confirmation at the time of the Extraordinary Event or Early Termination Date, as applicable.

    In determining the amount of Loss under Section 6(e) of the Agreement or the Cancellation Amount under Article 12, the parties shall take into account the Floating Rate Amount that would have otherwise been due to Counterparty and the Fixed Amount that would have otherwise been due to GS&Co., and the difference between the New York 10b-18 Volume Weighted Average Price per share of the Shares over the Valuation Period as compared to the Forward Price. Further, if Counterparty delivers Early Settlement Shares, an amount equal to the product of (i)  the Number of Early Settlement Shares multiplied by (ii) the Forward Price (or if Counterparty delivers Unregistered Shares, as reduced by a discount determined by GS&Co. in a good faith commercially reasonable manner based on the discount to the New York 10b-18 Volume Weighted Average Price at which it could sell the Shares and whether GS&Co. and Counterparty have agreed on acceptable procedures and documentation relating to such Unregistered Shares as described above) shall be credited against any amount owing under Section 6(e) of the Agreement or pursuant to Article 12 of the Equity Definitions or otherwise under this Master Confirmation.

    Acknowledgments. The parties hereto intend for:

        Each Transaction to be a "securities contract" as defined in Section 741(7) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the "Bankruptcy Code"), a "swap agreement" as defined in Section 101(53B) of the Bankruptcy Code, or a "forward contract" as defined in Section 101(25) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 555, 556 and 560 of the Bankruptcy Code;

        A party's right to liquidate or terminate any Transaction, net out or offset termination values of payment amounts, and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a "contractual right" (as defined in the Bankruptcy Code);

        All payments for, under or in connection with each Transaction, all payments for the Shares and the transfer of such Shares to constitute "settlement payments" and "transfers" (as defined in the Bankruptcy Code).

    Set-Off. The parties agree to amend Section 6 of the Agreement by adding a new Section 6(f) thereto as follows:

    "(f) Upon the occurrence of an Event of Default or Termination Event with respect to a party who is the Defaulting Party or the Affected Party ("X"), the other party ("Y") will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y owed to X (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to X of any set-off effected under this Section 6(f).

    Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise)."

    Payment Date Upon Early Termination. Notwithstanding anything to the contrary in Section 6(d)(ii) of the Agreement, all amounts calculated as being due in respect of an Early Termination Date under Section 6(e) of the Agreement will be payable on the day that notice of the amount payable is effective, except as otherwise provided in this Master Confirmation or any Supplemental Confirmation.

    Share Settlement; Maximum Shares. Notwithstanding anything contained in this Master Confirmation, the Agreement or the Equity Definitions, Counterparty or GS&Co. at the election by Counterparty may satisfy all amounts it may owe to the other party hereunder and under each Supplemental Confirmation by delivery of Shares in accordance with Annex B and/or Section 10 hereof, and Counterparty is solely vested with the right to determine whether such obligations may be satisfied in Shares, in cash or in a combination of the two. Notwithstanding anything contained in this Master Confirmation, the Agreement or the Equity Definitions, Counterparty and GS&Co. agree that in the event Counterparty owes an amount to GS&Co. and Counterparty elects to satisfy its obligations to GS&Co. by delivery of Shares, the delivery of a number of Shares equal to the Reserved Shares will satisfy in full the obligation of Counterparty to make any payments pursuant to Section 6(e) of the Agreement, Article 12 of the Equity Definitions or otherwise in respect of the Transaction.

    Governing Law. The Agreement, this Master Confirmation and each Supplemental Confirmation and all matters arising in connection with the Agreement, this Master Confirmation and each Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without reference to its choice of law doctrine.

    Offices.

        The Office of GS&Co. for each Transaction is: One New York Plaza, New York, New York 10004.

        The Office of Counterparty for each Transaction is: One Market Street, Spear Tower, Suite 2400, San Francisco, CA 94105.

    Arbitration.

        Arbitration is final and binding on Counterparty and GS&Co.

        Counterparty and GS&Co. are waiving their right to seek remedies in court, including the right to a jury trial.

        Pre-arbitration discovery is generally more limited than and different from court proceedings.

        The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

        The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

        Any controversy between or among GS&Co. or its affiliates, or any of its or their partners, directors, agents or employees, on the one hand, and Counterparty or its agents and affiliates, on the other hand, arising out of or relating to the Agreement or any Transaction entered into hereunder, shall be settled by arbitration, in accordance with the then current rules of the American Arbitration Association ("AAA"), except that the provisions of this Section 17 shall supersede any conflicting or inconsistent provisions of such rules. Each party shall appoint a qualified arbitrator within 5 days after the giving of notice by either party. If either party shall fail timely to appoint a qualified arbitrator, the appointed, qualified arbitrator shall select the second qualified arbitrator within 5 days after such party's failure to appoint. The qualified arbitrators so appointed shall meet and shall, if possible, determine such matter within 10 days after the second qualified arbitrator is appointed, and their determination shall be binding on the parties. If for any reason such two qualified arbitrators fail to agree on such matter within such period of 10 days, then either party may request the AAA to appoint a qualified arbitrator who shall be impartial within 7 days of such request and both parties shall be bound by any appointment so made by the AAA. Within 7 days after the third qualified arbitrator has been appointed, each of the first two qualified arbitrators shall submit their respective determinations to the third qualified arbitrator who must select one or the other of such determinations (whichever the third qualified arbitrator believes to be correct or closest to a correct determination) within 7 days after the first two qualified arbitrators shall have submitted their respective determinations to the third qualified arbitrator, and the selection so made shall in all cases be binding upon the parties, and judgment upon such decision may be entered into any court having jurisdiction. In the event of the failure, refusal or inability of a qualified arbitrator to act, a successor shall be appointed within 10 days as hereinbefore provided. The costs of the arbitration shall be funded 50% by each party, and the parties shall bear their own attorneys' fees, during the arbitration. The prevailing party shall be repaid all of such expenses by the non-prevailing party within 10 days after the final determination of the qualified arbitrator(s). The award of the arbitrators shall be final, and judgment upon the award rendered may be entered in any court, state or Federal, having jurisdiction.

        Neither party shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

          the class certification is denied;

          the class is decertified; or

          the party is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under the Agreement except to the extent stated herein.

[SIGNATURE PAGE FOLLOWS]

    Counterparty hereby agrees (a) to check this Master Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to any Transaction, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely,

GOLDMAN, SACHS & CO.

By /s/ Sharon Siebold
Authorized Signatory

Agreed and Accepted By:

PG&E CORPORATION

By: /s/ Christopher P. Johns
Name:
Title:

ANNEX A

SUPPLEMENTAL CONFIRMATION FOR FULLY UNCOLLARED TRANSACTIONS

To:	PG&E Corporation One Market Street, Spear Tower Suite 2400 San Francisco, CA 94105
From:	Goldman, Sachs & Co.
Subject:	Accelerated Share Repurchase Transaction - VWAP Pricing
Ref. No:	SDB1620840449
Date:	March 22, 2006

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. ("GS&Co.") and PG&E Corporation ("Counterparty") (together, the "Contracting Parties") on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of November 16, 2005 (the "Master Confirmation") between the Contracting Parties, as amended and supplemented from time to time. The definitions and provisions contained in the Master Confirmation are incorporated into this Supplemental Confirmation, except as expressly modified below. In the event of any inconsistency between those definitions and provisions and this Supplemental Confirmation, this Supplemental Confirmation will govern.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:
Trade Date:	March 28, 2006
Forward Price:	USD 34.75 per Share
Number of Shares:	11,385,000 Shares
Valuation Period Start Date:	March 29, 2006
Valuation Date:	June 8, 2006
Termination Price:	$10.00 per Share
Fixed Rate:	25 basis points
Reserved Shares:	Two times the Number of Shares
Extraordinary Dividends:	Any cash dividend declared by the Issuer in excess of $0.00 per Share; provided that the cash dividend declared by the Counterparty in February 2006 shall not be an Extraordinary Dividend.
Initial Number of Daily Reference Shares:	227,700 Shares
Initial Notional Amount:	The Number of Shares multiplied by the Forward Price.
Counterparty Additional Payment Amount:	USD 3,757,050.00

[SIGNATURE PAGE FOLLOWS]

3. Counterparty represents and warrants to GS&Co. that neither it (nor any "affiliated purchaser" as defined in Rule 10b-18 under the Exchange Act) have made any purchases of blocks except through GS&Co. or an entity affiliated with GS&Co. pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the Trade Date.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to this Transaction, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely,
GOLDMAN, SACHS & CO.

By: /s/ Frank Hujber
Authorized Signatory

Agreed and Accepted
PG&E CORPORATION

By: /s/ G. Robert Powell

Name:     G. Robert Powell

Title:       Vice President and Controller

ANNEX B

NET SHARE SETTLEMENT PROCEDURES

In the event that the Counterparty has elected Net Share Settlement in accordance with the Master Confirmation, then the settlement procedure shall be as follows:

In the event that the sum of the Forward Cash Settlement Amount, the Fixed Amount, the Floating Rate Amount and the Counterparty Additional Payment Amount (the "Final Settlement Amount") is an amount GS&Co. owes Counterparty, settlement shall be made by delivery of the number of Shares equal in value to the Final Settlement Amount, with such Shares' value based on the Relevant Prices per Share further described below. In such event, on each succeeding Exchange Business Day after the Net Share Valuation Date, GS&Co. shall purchase one-half of the maximum amount of Shares Counterparty could purchase each day in accordance with the provisions of Rule 10b-18(2), (3) and (4), subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond its reasonable control, until the sum of the products of the number of Shares purchased by GS&Co. multiplied by the Relevant Price for the regular trading session (including any extensions thereof) of the Exchange on the related Exchange Business Day equals the Final Settlement Amount. GS&Co. shall deliver all Shares purchased pursuant to this paragraph free of any contractual or other restriction, in good transferable form on the Third Exchange Business Day following the day on which GS&Co. completes all such purchases.

In the event that the Final Settlement Amount is an amount that Counterparty owes GS&Co., settlement shall be made by delivery of the number of Shares equal in value to the Final Settlement Amount (the "Settlement Shares"), with such Shares' value based on the Net Share Settlement Price. Delivery of such Settlement Shares shall be made free of any contractual or other restrictions in good transferable form (other than with respect to any Unregistered Shares (as defined below)) on the Net Share Settlement Date. Counterparty (i) shall represent and warrant to GS&Co. at the time of such delivery that it has good, valid and marketable title or right to sell and transfer all such Shares to GS&Co. under the terms of the related Transaction free of any lien charge, claim or other encumbrance and (ii) shall make the representations and agreements contained in Section 9.11(ii) through (iv) of the Equity Definitions to GS&Co. with respect to the Settlement Shares. GS&Co. or any affiliate of GS&Co. designated by GS&Co. (GS&Co. or such affiliate, "GS") shall resell the Settlement Shares owed to GS&Co. during a period (the "Resale Period") commencing no earlier than the Exchange Business Day on which the Settlement Shares are delivered. GS shall use its good faith, commercially reasonable efforts to sell the Settlement Shares as promptly as possible at commercially reasonable prices based on prevailing market prices for the Shares. The Resale Period shall end on the Exchange Business Day on which GS completes the sale of all Settlement Shares or a sufficient number of Settlement Shares so that the realized net proceeds of such sales exceed the sum of Forward Cash Settlement Amount, the Fixed Amount and the Counterparty Additional Payment Amount. Notwithstanding the foregoing, if resale by GS of the Settlement Shares, as determined by GS in its sole discretion (i) occurs during a distribution for purposes of Regulation M, and if GS would be subject to the restrictions of Rule 101 of Regulation M in connection with such distribution, the Resale Period will be postponed or tolled, as the case may be, until the Exchange Business Day immediately following the end of any "restricted period" as such term is defined in Regulation M with respect to such distribution under Regulation M or (ii) conflict with any legal, regulatory or self-regulatory requirements or related policies and procedures applicable to GS (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by GS), the Resale Period will be postponed or tolled, as the case may be, until such conflict is no longer applicable. During the Resale Period, if the realized net proceeds from the resale of the Settlement Shares exceed the sum of the Forward Cash Settlement Amount, the Fixed Amount and the Counterparty Additional Payment Amount, GS shall refund such excess in cash to Counterparty by the close of business on the third Exchange Business Day immediately following the last day of the Resale Period. If the sum of the Forward Cash Settlement Amount, the Fixed Amount and the Counterparty Additional Payment Amount exceeds the realized net proceeds from such resale, Counterparty shall transfer to GS by the open of the regular trading session on the Exchange on the third Scheduled Trading Day immediately following the last day of the Resale Period the amount of such excess (the "Additional Amount") in the number of Shares ("Make-whole Shares") in an amount that, based on the Net Share Settlement Price on the last day of the

Resale Period (as if such day was the "Net Share Valuation Date" for purposes of computing such Net Share Settlement Price), has a dollar value equal to the Additional Amount. The Resale Period shall continue to enable the sale of the Make-whole Shares. The requirements and provisions set forth below shall apply to Shares delivered to pay such Additional Amounts. This provision shall be applied successively until the Additional Amount is equal to zero.

Net Share Settlement of a Transaction by Counterparty is subject to the following conditions:

Counterparty at its sole expense shall:

(i) as promptly as practicable (but in no event more than five (5) Exchange Business Days immediately following the Settlement Method Election Date or, in the case of an election of Net Share Settlement upon the occurrence of an Extraordinary Event or an Early Termination Date, no more than one Exchange Business Day immediately following either the Cancellation Date or the Early Termination Date, as the case may be) file under the Securities Act and use its best efforts to make effective, as promptly as practicable, a registration statement or supplement or amend an outstanding registration statement, in any such case, in form and substance reasonably satisfactory to GS (the "Registration Statement") covering the offering and sale by GS of not less than 150% of the Shares necessary to fulfill the Net Share Settlement delivery obligation by Counterparty (determining the number of such Shares to be registered on the basis of the average of the Settlement Prices on the five (5) Exchange Business Days prior to the date of such filing, amendment or supplement, as the case may be);

(ii) maintain the effectiveness of the Registration Statement until GS has sold all shares to be delivered by Counterparty necessary to satisfy its Net Share Settlement obligations;

(iii) have afforded GS and its counsel and other advisers a reasonable opportunity to conduct a due diligence investigation of Counterparty customary in scope for transactions in which GS acts as underwriter of equity securities, and GS shall have been satisfied (with the approval of its Commitments Committee in accordance with its customary review process) with the results of such investigation;

(iv) have negotiated and entered into a registration agreement with GS in substantially the form attached as Schedule 1, which such form the parties agree to amend by January 1, 2006 or anytime thereafter as mutually agreed by the parties in writing in order to reflect amendments to Rule 415 and Rule 462 and certain other rules set forth in Securities Act Release 33-8591 (the "Registration Agreement") covering the shares to be delivered by Counterparty in satisfaction of its Net Share Settlement obligations;

(v) have delivered to GS such number of prospectuses relating thereto as GS shall have reasonably requested and shall promptly update and provide GS with replacement prospectuses as necessary to ensure the prospectus does not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(vi) have retained for GS nationally-recognized underwriting counsel acceptable to GS (in its sole discretion) with broad experience in similar registered securities offerings and such counsel shall have agreed to act as such;

(vii) have taken all steps necessary for the shares sold by GS to be listed or quoted on the primary exchange or quotation system that the Shares are listed or quoted on;

(viii) have paid all reasonable and actual out-of-pocket costs and expenses of GS and all reasonable and actual fees and expenses of GS's outside counsel and other independent experts contemplated by the Registration Agreement; and

(ix) take such action as is required to ensure that GS's sale of the Shares does not violate, or result in a violation of, the federal or state securities laws.

In the event that the Registration Statement is not declared effective by the Securities Exchange Commission (the "SEC") or any of the conditions specified in (ii) through (ix) above are not satisfied on or prior to the Valuation Date (or, in the case of an election of Net Share Settlement upon the occurrence of an Extraordinary Event or an Early Termination Date, on or prior to the first Exchange Business Day following either the Cancellation Date or the Early Termination Date, as the case may be except for any Early Termination as result of Section 7(d) of the Master Confirmation, in which case, such date shall be the tenth Exchange Business Day following such Early Termination Date), then Counterparty may deliver Unregistered Shares to GS in accordance with the following conditions. If GS and Counterparty can agree on acceptable pricing, procedures and documentation relating to the sale of such Unregistered Shares (including, without limitation, applicable requirements in (iii) through (ix) above and insofar as pertaining to private offerings), then such Unregistered Shares shall be deemed to be the "Settlement Shares" for the purposes of the related Transaction and the settlement procedure specified in this Annex B shall be followed except that in the event that the Forward Cash Settlement Amount plus the Fixed Amount, exceeds the proceeds from the sale of such Unregistered Shares then for the purpose of calculating the number of "Make-whole Shares" to be delivered by Counterparty, GS shall determine the discount to the Net Share Settlement Price at which it can sell the Unregistered Shares. Notwithstanding the delivery of the Unregistered Shares, Counterparty shall endeavor in good faith to have a registration statement declared effective by the SEC as soon as practical. In the event that GS has not sold sufficient Unregistered Shares to satisfy Counterparty's obligations to GS contained herein at the time that a Registration Statement covering the offering and sale by GS of a number of Shares equal in value to not less than 150% of the amount then owed to GS is declared effective (based on the Net Share Settlement Price on the Exchange Business Day (as if such Exchange Business Day were the "Net Share Valuation Date" for purposes of computing such Net Share Settlement Price) that the Registration Statement was declared effective), GS shall return all unsold Unregistered Shares to Counterparty and Counterparty shall deliver such number of Shares covered by the effective Registration Statement equal to 100% of the amount then owed to GS based on such Net Share Settlement Price. Such delivered shares shall be deemed to be the "Settlement Shares" for the purposes of the related Transaction and the settlement procedure specified in this Master Confirmation, including, without limitation, this Annex B, (including the obligation to deliver any Make-whole Shares, if applicable) shall be followed. In all cases GS shall be entitled to take any and all required actions in the course of its sales of the Settlement Shares, including without limitation making sales of the Unregistered Shares only to "Qualified Institutional Buyers" (as such term is defined under the Securities Act), to ensure that the sales of the Unregistered Shares and the Settlement Shares covered by the Registration Statement are not integrated resulting in a violation of the securities laws and Counterparty agrees to take all actions requested by GS in furtherance thereof.

If GS and Counterparty cannot agree on acceptable pricing, procedures and documentation relating to the sales of such Unregistered Shares then the number of Unregistered Shares to be delivered to GS pursuant to the provisions above shall not be based on the Net Share Settlement Price but rather GS shall determine the value attributed to each Unregistered Share in a commercially reasonable manner and based on such value Counterparty shall deliver a number of Shares equal in value to the Forward Cash Settlement Amount plus the Fixed Amount. For the purposes hereof "Unregistered Shares" means Shares that have not been registered pursuant to an effective registration statement under the Securities Act or any state securities laws ("Blue Sky Laws") and that cannot be sold, transferred, pledged or otherwise disposed of without registration under the Securities Act or under applicable Blue Sky Laws unless such sale, transfer, pledge or other disposition is made in a transaction exempt from registration thereunder.

In the event that Counterparty delivers Shares pursuant to an election of Net Share Settlement, then Counterparty and GS agree to indemnify and hold harmless each other to the extent provided in the Registration Agreement.

In no event shall the number of Settlement Shares (including, but without duplication or double counting, any Unregistered Shares) and any Make-whole Shares deliverable by Counterparty hereunder to GS&Co., be greater than the Reserved Shares minus the amount of any Shares actually delivered under any other Transaction(s) under this Master Confirmation (the result of such calculation, the "Capped Number"). Counterparty represents and warrants (which shall be deemed to be repeated on each day that a Transaction is outstanding) that the Capped Number is equal to or less than the number of Shares determined according to the following formula:

A - B

Where A = the number of authorized but unissued shares of the Issuer that are not reserved for future issuance on the date of the determination of the Capped Number; and

B = the maximum number of Shares required to be delivered to third parties if Counterparty elected Net Share Settlement of all transactions in the Shares (other than Transactions in the Shares under this Master Confirmation) with all third parties that are then currently outstanding and unexercised.

SCHEDULE 1

Form of Registration Agreement

PG&E Corporation

Common Stock

Registration Agreement

[ ] [  ], 2005

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

PG&E Corporation, a California corporation (the "Company"), proposes to deliver to Goldman, Sachs & Co. ("GS&Co.") pursuant to this Registration Agreement (this "Agreement") up to [_____] shares of common stock (no par value) ("Stock") of the Company (the "Shares") in satisfaction of the Company's obligations to GS&Co., as counterparty under an Accelerated Share Repurchase Transaction, Reference Number [_____], as documented pursuant to a Master Confirmation (the "Master Confirmation"), dated as of [ ] [ ], 2005 (the Master Confirmation, as may be amended, restated, supplemented or otherwise modified from time to time, the "ASB"), subject to the terms and conditions stated herein and in the ASB. The Company does not expect to receive any proceeds from the sale of the Shares.

    The Company represents and warrants to, and agrees with, GS&Co. that:
        A registration statement on Form S-3, as amended (File No. 333- 121518) (including all documents incorporated by reference in the prospectus contained therein, the "Initial Registration Statement"), in respect of the Shares and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to GS&Co. (excluding exhibits thereto), have been declared effective by the Commission in such form; no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement, including all exhibits thereto and including the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective are hereinafter collectively called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any

        Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement);

        No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by GS&Co. expressly for use in any Preliminary Prospectus;
        The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
        The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by GS&Co. expressly for use in the Registration Statement or the Prospectus;
        Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock (other than changes occurring in the ordinary course of business and changes resulting from transactions relating to employee benefit plans or dividend reinvestment, stock option, stock award, retirement and stock purchase plans or repurchases of capital stock by the Company, including repurchases associated with the ASB) or any material increase in the long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development which would reasonably be expected to result in a material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

        The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;
        Each corporation, association, partnership or other business entity of which more than 50% of the total voting power or other interests entitled to vote in the election of directors, managers or trustees thereof that is deemed by the Company to be significant to its operations, as set forth on Schedule I hereto, and that is controlled, directly or indirectly, by (i) the Company, (ii) the Company and one or more subsidiaries or (iii) one or more subsidiaries of the Company (each, a "Subsidiary" and collectively, the "Subsidiaries"), has been duly incorporated or organized and is a validly existing corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization with corporate, partnership or limited liability company power and authority, as applicable, to own its properties and conduct its business as described in the Prospectus; all of the issued and outstanding capital stock, partnership or membership interests of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and, except as disclosed in the Prospectus, the capital stock or membership interests of each Subsidiary are owned directly or indirectly by the Company, free and clear of all liens, encumbrances and defects;
        The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Prospectus;
        The Shares have been duly and validly authorized and, when issued and delivered as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus; upon delivery of the Shares to GS&Co. pursuant to this Agreement, good and valid title to the Shares, free and clear of liens, encumbrances, equities or claims, will pass to GS&Co.; and, other than the delivery of (i) an opinion of counsel and (ii) the Prospectus and, if required, an amendment or supplement thereto, clauses (i) - (iv) of Section 9.11 of the Equity Definitions (as defined in the ASB) apply to the Shares and the delivery of the Shares to GS&Co.;
        The issuance and delivery of Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except any such conflict, breach, violation or default which has been consented to or waived by the appropriate counterparty thereto, prior to the execution and delivery of this Agreement, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for conflicts, breaches, violations or defaults (other than any relating to the Articles of Incorporation or By-Laws of the Company) that would not, individually or in the aggregate, impair the Company's ability to consummate the transactions herein contemplated; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required on the part of the Company for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (i) the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the sale of the Shares by GS&Co. and (ii) where the failure to obtain such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, impair the Company's ability to consummate the transactions herein contemplated;

        None of the Company or its subsidiaries is (i) in violation of its Articles of Incorporation or By-Laws (or similar organizational document), or (ii) in default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or to which it is subject;
        The statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Stock, and the statements under the caption "Plan of Distribution", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects; and the statements in the Prospectus with respect to the ASB are accurate, complete and fair in all material respects; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by GS&Co. expressly for use in the Registration Statement or Prospectus;
        Other than with GS&Co. or as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;
        Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
        The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended;
        Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075 of the Florida Statutes;
        Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries and have audited the Company's internal control over financial reporting and management's assessment thereof, are an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board (United States) (the "PCAOB") thereunder;
        The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; except as disclosed in the Prospectus, the Company's internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;
        Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus, there has been no change in the Company's internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company's internal control over financial reporting;
        The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's management, including its principal executive officer and principal financial officer, by others within those entities; except as disclosed in the Prospectus, such disclosure controls and procedures are effective;
        Prior to the date hereof, neither the Company nor any of its subsidiaries has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of securities of the Company contemplated hereby;
        The financial statements of the Company included in the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, subject, in the case of interim statements, to normal year-end adjustments;
        The common stock of the Company is registered pursuant to Section 12(b) of the Exchange Act and the outstanding shares of common stock (including the Shares) are listed for quotation on the New York Stock Exchange (the "NYSE"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the common stock under the Exchange Act or de-listing the common stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing;
        The Company acknowledges and agrees that (i) in connection with the sale of Shares pursuant to this Agreement and with the process leading to such transaction GS&Co. is acting solely as a principal and not the agent or fiduciary of the Company, (ii) GS&Co. has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether GS&Co. has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that GS&Co. has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto; and
        All of the representations and warranties of the Company in or made pursuant to the ASB are true and correct as of the time when made, when required to be made and when deemed to be repeated, in each case as specified therein.
    Upon the delivery of the Shares to GS&Co. and the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, GS&Co. proposes to offer the Shares from time to time for sale upon the terms and conditions set forth in the Prospectus. GS&Co. intends to sell only such number of Shares so that the realized proceeds (net of customary expenses and commissions as set forth below) of such sales (the "Proceeds") are equal to the amount that the Company owes to GS&Co. under the ASB, and all of the Proceeds of such sales shall be retained by GS&Co. in satisfaction of the Company's obligations under the ASB. Once GS&Co. has sold such number of Shares so that the Proceeds of such sales are equal to the amount that the Company owes to GS&Co. under the ASB, and the Company's obligations to GS&Co. under the ASB shall have been satisfied in full, any Shares that have been delivered to but not sold by GS&Co. shall be promptly returned to the Company and any Proceeds in excess of the amount that was owed by the Company to GS&Co. under the ASB shall be promptly refunded to the Company. All commissions and customary expenses incurred by GS&Co. in connection with the sale of the Shares set forth in Section 5 of this Agreement shall be deemed to be incurred for the Company's account, and not for the account of GS&Co. and shall be paid by the Company. In no event shall commissions exceed 2.00% of the sales price of the shares.
    The Shares to be delivered to GS&Co. hereunder, in definitive form, and in such authorized denominations and registered in such names as GS&Co. may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to GS&Co., through the facilities of The Depository Trust Company ("DTC"), for the account of GS&Co. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery shall be 9:30 a.m., New York City time, on [ ___ ], 2005 or such other time and date as GS&Co. and the Company may agree upon in writing. Such time and date for delivery of the Shares is herein called the "Time of Delivery".

    The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross receipt for the Shares and any additional documents requested by GS&Co. pursuant to Section 6(j) hereof, will be delivered at the offices of Cadwalader, Wickersham & Taft LLP, One

    World Financial Center, New York, New York 10281 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 3, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

    The Company agrees with GS&Co.:
      To prepare the Prospectus in a form approved by GS&Co. and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; maintain the effectiveness of the Registration Statement until GS&Co. has sold all of the Shares to be sold as provided in Section 2 hereof; to make no further amendment or any supplement to the Registration Statement or Prospectus (other than by filing a document under the Exchange Act in the ordinary course of business, which will be incorporated by reference into the Registration Statement or the Prospectus) which shall be disapproved by GS&Co. after reasonable notice thereof; to advise GS&Co., promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish GS&Co. with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise GS&Co., promptly after the Company receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;
      Promptly from time to time to take such action as GS&Co. may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as GS&Co. may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of all of the Shares to be sold as provided in Section 2, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
      Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish GS&Co. with written and electronic copies of the Prospectus in New York City in such quantities as it may reasonably request, and, if the delivery of a prospectus is required at any time prior to the time of the completion of the offering or sale of the Shares to be sold as provided in Section 2 and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify GS&Co. and upon its request to file such document and to prepare and furnish without charge to GS&Co. and to any dealer in securities as many written and electronic copies as GS&Co. may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case GS&Co. is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of GS&Co., to prepare and deliver to GS&Co. as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

      To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);
      If not otherwise available on EDGAR or a similar system during a period of five years from the effective date of the Registration Statement, to furnish to its shareholders as soon as practicable after the end of each fiscal year, but in any event within the time period after the end of each fiscal year of the Company that would have been required of the Company under Form 10-K, an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), but in any event within the time period after the end of each fiscal quarter of the Company that would have been required of the Company under Form 10-Q, to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;
      If not otherwise available on EDGAR or a similar system during a period of five years from the effective date of the Registration Statement, to furnish to GS&Co. copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to GS&Co. (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as GS&Co. may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided that the Company shall not be required to deliver any information that would cause the Company to make a public disclosure under Regulation FD as promulgated under the Exchange Act; and
      Upon request of GS&Co., to furnish, or cause to be furnished, to GS&Co. an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by GS&Co. for the purpose of facilitating the on-line offering of the Shares (the "License"). The License shall be granted without any fee.
    The Company covenants and agrees with GS&Co. that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants and of outside counsel to GS&Co. and other independent experts retained by GS&Co. in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to GS&Co. and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, sale and delivery of the

    Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(b) hereof, including the fees and disbursements of counsel for GS&Co. in connection with such qualification and in connection with the Blue Sky survey; (iv) the cost of preparing stock certificates; (v) the cost and charges of any transfer agent or registrar; and (vi) all other reasonable and actual costs and expenses incident to the performance of its obligations hereunder. Except as provided in this Section 5 and Section 7 of this Agreement, GS&Co. shall pay all other expenses it incurs in connection with the registration, offering and sale of the Shares.

    The obligations of GS&Co. to accept the Shares to be delivered at the Time of Delivery in satisfaction of the Company's obligations under the ASB, and the obligations of GS&Co. hereunder with respect to the Shares to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein and in the ASB are, at and as of the Time of Delivery, as of the time when made, (and when required to be made and deemed to be repeated with respect to the representations and warranties and other statements of the Company in the ASB, in each case as specified therein), true and correct, the condition that the Company shall have performed all of its obligations hereunder and under the ASB theretofore to be performed, and the following additional conditions:
      The Prospectus (the form of which was previously approved by GS&Co.) shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to GS&Co.'s reasonable satisfaction;
      Cadwalader, Wickersham & Taft LLP, counsel for GS&Co., shall have furnished to GS&Co. their written opinion (a draft of such opinion is attached as Annex II(a) hereto), dated the Time of Delivery, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
      Orrick, Herrington & Sutcliffe LLP, counsel for the Company, shall have furnished to GS&Co. their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated the Time of Delivery, in form and substance satisfactory to GS&Co., to the effect that:
        The Company and Pacific Gas and Electric Company, a California corporation (the "Utility") have each been duly incorporated and are validly existing and in good standing under the laws of the State of California. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to own and hold its properties and conduct its business as described in the Registration Statement.
        This Agreement and the ASB have been duly authorized, executed and delivered by the Company.
        The statements in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Shares, and under the caption "Plan of Distribution," only to the extent that they purport to constitute summaries of United States federal statutes, rules and regulations, or portions thereof, and agreements referred to therein are accurate and fair in all material respects.
        The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the date hereof appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them, as to which we express no opinion; and each document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Registration Statement and Prospectus (except for financial statements, financial statement schedules and other financial data included in either of them, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects when so filed to the requirements of the Exchange Act and the rules and regulations under the Exchange Act.

        The Company is not required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

      Such counsel shall also state that they have participated in the preparation of the Registration Statement and the Prospectus and are familiar with the documents incorporated by reference therein and, although the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that they have not undertaken to investigate or verify independently, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in either of them (other than as explicitly stated in paragraph (iv) above), based upon such participation (and relying as to certain factual matters in their evaluation of materiality to the extent they deemed reasonable on officers, employees and other representatives of the Company), no facts have come to their attention that led them to believe that (a) the Registration Statement or any amendment (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from those documents, as to which such counsel may express no such belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus or any amendment or supplement (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from those documents, as to which such counsel may express no such belief), at the time the Prospectus was issued or on the date of such counsel's opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

      Bruce R. Worthington, Esq., Senior Vice President and General Counsel of the Company, shall have furnished to GS&Co. his written opinion (a draft of such opinion is attached as Annex II(c) hereto), dated the Time of Delivery, in form and substance satisfactory to GS&Co., to the effect that:
        The Shares to be delivered at the Time of Delivery have been duly authorized and, when delivered and paid for in accordance with this Agreement, will be validly issued and outstanding, fully paid and non-assessable. All of the issued and outstanding shares of common stock of the Utility have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, are owned of record directly or indirectly by the

        Company and, to such counsel's knowledge, are owned free and clear of all liens, encumbrances, equities or claims, except as disclosed in the Prospectus.

        The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the date hereof appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them, as to which such counsel may express no opinion; and each document filed under the Exchange Act, and incorporated by reference in the Registration Statement and Prospectus (except for financial statements, financial statement schedules and other financial data included in either of them, as to which such counsel may express no opinion) appears on its face to be appropriately responsive in all material respects when so filed to the requirements of the Exchange Act and the rules and regulations under the Exchange Act.
        The compliance by the Company with all of the provisions of this Agreement applicable to it and the performance by the Company of its obligations hereunder will not (i) result in a violation of Company's Articles of Incorporation, as amended, or By-Laws, as amended, (ii) breach or result in a default under any agreement, indenture or instrument listed as an Exhibit to the Registration Statement or (iii) violate any Applicable Law (other than any state securities laws, as to which such counsel may express no opinion) or any judgment, order or decree of any court or arbitrator known to such counsel, except in the case of clauses (ii) and (iii) where the breach or violation would not have a material adverse effect on the Company and its subsidiaries taken as a whole. For purposes of this opinion, the term "Applicable Law" means the federal laws of the United States and the laws of the State of California, in each case which, in such counsel's experience, are normally applicable to the transactions of the type contemplated by this Agreement.
        Based on such counsel's review of Applicable Law, but without any investigation concerning any other laws, rules or regulations, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities laws, as to which we express no opinion) is required under any Applicable Law for the performance by the Company of its obligations under this Agreement. For purposes of this opinion, the term "Governmental Authority" means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of California or the United States of America.
        To such counsel's knowledge (without making any docket search or similar investigation) and other than as set forth in the Prospectus, there are no legal proceedings pending or threatened against the Company or the Subsidiaries that could reasonably be expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole, or could reasonably be expected to materially impair the Company's ability to perform its obligations under this Agreement. To such counsel's knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

      Such counsel shall also state that he has participated in the preparation of the Registration Statement and the Prospectus and is familiar with the documents incorporated by reference therein and, although he has not undertaken to investigate or verify independently, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in either of them, based upon such participation (and relying as to certain factual matters in his evaluation of materiality to the extent they deemed reasonable on officers, employees and other representatives of the Company), no facts have come to his attention that led him to believe that (a) the Registration Statement or any amendment (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from those documents, as to which such counsel may express no such belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus or any amendment or supplement (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from those documents, as to which such counsel may express no such belief), at the time the Prospectus was issued or on the date of such counsel's opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

      On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of the Time of Delivery is attached as Annex I(b) hereto);
      (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any material change in the capital stock (other than changes occurring in the ordinary course of business and changes resulting from transactions relating to employee benefit plans or dividend reinvestment, stock option, stock award, retirement and stock purchase plans or repurchases of capital stock by the Company, including repurchases associated with the ASB or long-term debt of the Company or any of its subsidiaries or any change, or any development which would reasonably be expected to result in a change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of GS&Co. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;
      On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;
      On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of GS&Co. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;
      The Shares to be delivered at the Time of Delivery shall have been duly listed on the New York Stock Exchange;
      The Company shall have complied with the provisions of Section 4(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and
      The Company shall have furnished or caused to be furnished to GS&Co. at the Time of Delivery certificates of officers of the Company satisfactory to GS&Co. as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, and as to the other matters as GS&Co. may reasonably request, and the Company shall have furnished certificates as to the matters set forth in subsections (a) and (e) of this Section, and as to such other matters as GS&Co. may reasonably request.
    The Company shall indemnify and hold harmless GS&Co., and any such person who may be deemed to be an "Underwriter" within the meaning of the Securities Act, each person, if any, who controls GS&Co. within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each partner, principal, member, officer, director, employee and agent of GS&Co. from and against any and all losses, claims, damages or liabilities to which GS&Co. may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse GS&Co. for any legal or other expenses reasonably incurred by GS&Co. in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by GS&Co. expressly for use therein.
      GS&Co. will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Shares, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by GS&Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
      Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
      If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and GS&Co. on the other from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and GS&Co. on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and GS&Co. on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total commissions received by GS&Co. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or GS&Co. on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The

      Company and GS&Co. agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if GS&Co. were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), GS&Co. shall not be required to contribute any amount in excess of the amount by which the total price at which the applicable Shares distributed to the public were offered to the public exceeds the amount of any damages which GS&Co. has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      The obligations of, and the indemnification provided by, the Company and GS&Co. under this Section 7 shall be in addition to any liability which the Company and GS&Co. may otherwise have, and, for the avoidance of doubt, shall be in addition to any other indemnification provided by the Company and GS&Co. or any other party, including the indemnification provided under the ASB, and shall extend, upon the same terms and conditions, to each Indemnified Party (as defined in the ASB); provided, however, that only this Section 7 and not clause (ii) of paragraph 8 of Annex B to the ASB shall apply in respect of the Shares.
    The respective indemnities, agreements, representations, warranties and other statements of the Company and GS&Co., as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of GS&Co. or any controlling person of GS&Co. or the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Shares.
    All statements, requests, notices and agreements hereunder shall be in writing, and if to GS&Co. shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: [Registration Department] and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: General Counsel. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
    This Agreement shall be binding upon, and inure solely to the benefit of, GS&Co. and the Company and, to the extent provided in Sections 7 and 8 hereof, each Indemnified Party (as defined in the ASB), and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from GS&Co. shall be deemed a successor or assign by reason merely of such purchase.
    Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.
    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
    Each of the Company and GS&Co. hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
    The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without GS&Co. imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, "tax structure" is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by GS&Co., this letter and such acceptance hereof shall constitute a binding agreement between GS&Co. and the Company.

Very truly yours,

PG&E Corporation

By:

Name:

Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:

(Goldman, Sachs & Co.)

SCHEDULE I

Name State of Incorporation

Pacific Gas and Electric Company California

ANNEX I

Pursuant to Section 6(e) of the Agreement, the accountants shall furnish letters to GS&Co. to the effect that:

(i) They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder adopted by the Commission and the PCAOB;

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) audited by them and included or incorporated by reference in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the PCAOB of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to GS&Co.;

(iii) They have made a review in accordance with standards established by the PCAOB of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been separately furnished to GS&Co.; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations;

(iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

(v) On the basis of limited procedures, not constituting an examination in accordance with the standards of the PCAOB, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

(B) any other unaudited income statement data and balance sheet items included or incorporated by reference in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year incorporated by reference in the Prospectus;

(C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included or incorporated by reference in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year incorporated by reference in the Prospectus;

(D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or shareholders' equity or other items specified by GS&Co., or any increases in any items specified by GS&Co., in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by GS&Co., or any increases in any items specified by GS&Co., in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by GS&Co., except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vi) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by GS&Co., which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by GS&Co. or in documents incorporated by reference in the Prospectus specified by GS&Co., and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

ANNEX II(a)

FORM OF OPINION

OF Cadwalader, Wickersham & Taft LLP

ANNEX II(b)

FORM OF OPINION

OF Orrick, Herrington & Sutcliffe LLP

ANNEX II(c)

FORM OF OPINION

OF BRUCE R. WORTHINGTON, ESQ.